Exhibit (j)(2)

Consent of Deloitte & Touche LLP

 Exhibit (j)(2)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-112480 on Form N-1A under the Securities Act of 1933, of our reports dated February 20, 2004, relating to the FBR Maryland Tax-Free Portfolio, FBR Virginia Tax-Free Portfolio, and the FBR Fund for Government Investors, which is incorporated by reference in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus, and "Experts" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Baltimore, Maryland
February 27, 2004